                                                                   EXHIBIT 10.25

                           - CONFIDENITAL TREATMENT-
                 BRACKETED MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXHCANGE COMMISSION

The Terminal Marketing Company, Inc.
5 Waverly Court
New City, NY 10956

Discreet Logic USA, Inc.
Boston, MA 02110

RE: MAXIMUM LIABILITY AGREEMENT

                                 April 17, 1996

Gentlemen:

     To induce The Terminal Marketing Company, Inc. ("Terminal") to finance purchases by customers ("Customers") of Discreet Logic USA, Inc. ("DL") of [*] of equipment and software from DL or its affiliates (or equipment manufactured by others, with the prior written consent of DL) (the "Equipment"), whether by finance lease, note and security agreement, conditional sales contract or other chattel paper between Terminal and Customer (herein referred to as "Paper") DL agrees to refer to Terminal all Customers requesting financing and Discreet Logic, Inc. ("DLI") agrees to guaranty Terminal against loss under Paper up to maximum cumulative aggregate liability of [*] over the term of this Agreement (the "Maximum Liability") as determined pursuant to this Agreement according to the provisions set forth below. Whenever referred to in this Agreement "Remaining Maximum Liability" shall mean [*] of the outstanding principal amount of leases financed by Terminal under the terms of this Agreement, subject to the Maximum Liability and to Section 5 below. The Remaining Maximum Liability shall be decreased by [*] of all principal payments made by any customer of Terminal and is further increased or decreased in accordance with the terms of Section 5 below:

1.  FINANCING; TERM
    ---------------

     (a) In consideration of Terminal extending financings to Customers, DL shall refer to Terminal, all Customers requesting financing. Until Terminal has advanced [*] to Customers, Terminal agrees to consider such financing requests and to use its best efforts to offer each Customer a commercially reasonable financing program within twenty-one (21) days of such Customer's application therefor, but Terminal shall have the right to reject any Customer's application if in Terminal's sole and absolute discretion the Customer's financial condition or credit standing does not warrant the extension of credit.

          Terminal shall use reasonable commercial credit procedures, as agreed by Terminal and DL, in evaluating each lease application. DL may refer to any other provider of

--------------------------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

financing any Customer who has not been offered by Terminal a commercially reasonable financing program within twenty-one (21) days of such Customer's application therefor. The inclusion of any Customer Paper under this agreement shall be subject to DL's prior written approval. Before such approval shall be given, Terminal shall require of such Customer, as one of the conditions of providing the Customer with financing, that Customer obtain insurance coverage for the cost of replacing the financed Equipment with an insurer authorized to do business in the state in which the Customer does business and the Equipment will be located, covering Terminal against loss from all risks.

     (b) If Terminal shall provide any Customer with financing under the program established by this Agreement (the "Program"), DL shall not ship the applicable Equipment to such Customer until Terminal has advised DL that Terminal has satisfactorily filed UCC-1 financing statements against the Customer and taken all other steps required by Terminal with respect to perfecting its security interest in the Equipment, including all other documentation, and a written acknowledgment from DL that such financing is provided to Customer by Terminal under the Program.

     (c) Terminal shall provide DL with copies of the Customer's lease financing documents and latest financial statements once financing has been approved by Terminal.

     (d) The term of this Agreement shall be one (1) year, renewable automatically for additional one (1) year periods. Notwithstanding the foregoing, either DL, DLI or Terminal may terminate the obligations set forth in
Section 1 (a) above on 30 days written notice. Upon the giving of such notice, no additional Paper shall be added to the program described herein, but all of the other provisions hereof shall continue as applicable to the Paper then included in the Program.

2.  OBLIGATION TO REPURCHASE PAPER BRING CURRENT THE ACCOUNT
    --------------------------------------------------------

     (a) If a Customer has been in default under an item of Paper for sixty (60) days, then Terminal may give notice to DL of such default and the nature of the default and demand that DL purchase the Paper. Within fifteen (I 5) days after the date such notice was received, DL shall give notice to Terminal advising that it elects to either (i) repurchase the Paper as demanded by Terminal or
(ii) temporarily defer the purchase by bringing, and keeping the Customer's account with Terminal current as provided below.

     (b) If DL elects to purchase the Paper, then DL shall tender payment of the purchase price for the Paper within five (5) days of the end of the said fifteen
(15) day period at which time Terminal shall deliver to DL those items set forth in Section 2(f).

     (c) If DL elects to keep the Customer's account with Terminal current rather than purchase the Paper, then DL shall (i) pay to Terminal within five
(5) days of the end of said fifteen (15) day period all arrears (including late charges) then due under the Paper and (ii) thereafter continue to timely pay to Terminal all payments due from the Customer under the Paper on their respective due dates until the earlier of (x) an account being more than 120 days late, at which time DL shall purchase the Paper (except as provided below in this Section 2(c)),

(y) the expiration of the term of the lease or other financing agreement between Terminal and the Customer (the "Lease"), provided that all payments under the Lease have been paid or (z) the liquidation of the Equipment subject to the Lease. As used in this Agreement "liquidation" of Equipment shall mean the repossession and sale or other disposition of the Equipment. After DL has made any such payment to bring, the Customer's account with Terminal current, then Terminal will forward to DL any payment subsequently made by, on behalf of or for the account of the Customer in respect of such default. Notwithstanding the first sentence of this Section 2(c), if the Equipment has been repossessed by Terminal pursuant to Section 3(b) of this Agreement, but not yet liquidated, DL shall have three (3) months within which either to remarket (in accordance with Section 4) and liquidate the Equipment or to purchase the Paper from Terminal. Terminal shall provide DL on a regular basis, but no less frequently than monthly, with an aging status of all Customers and their accounts. Subject to Section 7, any loss to Terminal created by liquidation of the Equipment prior to purchase of the Paper by DL shall be paid by DL to Terminal in accordance with Section 5 of this Agreement.

     (d) During the term of each Lease or upon expiration thereof, Terminal will use its best efforts to collect and to forward to DL any outstanding payment from the Customer to reimburse DL for any payment made by DL to keep the Customer's account with Terminal current. Any payments made by DL and remaining unreimbursed by the Customer shall be added to amounts due from the Customer to DL at the end of the Lease. Terminal shall either collect such amounts from the Customer or, upon DL's purchase of the Paper, assign the Paper to DL together with the Equipment and Terminal's perfected first security interest in such Equipment, as provided in Section 2(f).

     (e) The purchase price of any item of Paper purchased by DL hereunder shall be Terminal's Book Value for such item of Paper on the date of such purchase, which shall mean the then remaining monthly payments due under the item of Paper less unearned interest calculated according to the Rule of 78's provided that DL has kept the Customer's account with Terminal current as provided in Section 2(c). If not, then accrued but unpaid interest will be added to the purchase price (after deducting from the purchase price all payments from the Customer and any guarantors or insurers of the Paper or the Equipment) plus Terminal's Repossession Expenses, if any, as defined below. Notwithstanding any provision hereof, in no event shall the aggregate purchase price paid by DL for all Paper purchased by DL under the Program, net of Net Proceeds (as defined in Section 5(d)), exceed the Maximum Liability.

     (f) Upon the purchase by DL of any item of Paper from Terminal hereunder, Terminal shall assign and convey to DL all Terminal's right, title and interest in the Paper and the applicable Equipment (including all rights to receive payments from Customers, guarantors, insurers or others) on an "as is, where is" basis. Terminal shall assign and convey to DL at the time of purchase by DL a valid and perfected first security interest in such Equipment except that Terminal shall not be required to convey to DL a valid and perfected first security interest in such Equipment if DL shipped such Equipment without first having received the advice from Terminal approving shipment referred to in
Section 1(b). Terminal shall, however transfer such security as it does have to DL. Terminal shall not be required to convey to DL a valid and perfected first security interest in such equipment if the first security interest has been impaired by the movement of equipment by a customer without notice to Terminal. Terminal shall, however, transfer such security as it does have to DL. Terminal shall have the obligation to refile or amend UCC-1 Financing Statements in the event it has been advised that the Equipment has been moved to another location. The lease shall provide that the Customer shall notify, Terminal if the Equipment is to be or has been moved to another location.

     (g) Paper shall be substantially in the form attached hereto or as otherwise approved by DL.

3.  REPOSSESSION
    ------------

     (a) If DL elects to purchase the Paper pursuant to Section 2(b), then Terminal shall use its best efforts to obtain legal title to the Equipment and make the Equipment legally available for physical repossession by DL, all at Terminal's cost and expense. Upon obtaining legal title to any Equipment, and making the Equipment legally available for physical repossession by DL, Terminal shall promptly provide notice thereof to DL. Thereupon DL, as Terminal's agent and at Terminal's cost and expense, shall take physical possession of the Equipment, and remove, insure and transport the Equipment to DL's facility. Thereafter DL shall undertake its remarketing obligations set forth in Section 4 below.

     (b) If DL elects to keep the Customer's account with Terminal current pursuant to Section 2(c), then until such time as DL has purchased the Paper, Terminal shall use its best efforts to collect payments due from the Customer and to obtain legal title to the Equipment and make the Equipment legally available for physical repossession by DL, and notify DL thereof, all as set forth in Section 3(a) above. Such efforts by Terminal shall include normal collection practices, including service of demands and other communication upon the Customer. Terminal's obligation to use its best efforts to repossess the Equipment is qualified to the extent that Terminal shall not be required to incur expenses with respect to such repossession if the equipment is destroyed or missing or if Terminal reasonably determines that upon liquidation, the proceeds of liquidation will not exceed the cost of repossession and liquidation. In such event, Terminal shall advise DL of its decision and if DL agrees, Terminal need take no further steps with respect to repossession and DL shall continue to be obliged to repurchase the Paper at the end of the 120 day period referred to in Section 2(c) above. In addition, if DL disagrees with Terminal's determination not to take further steps towards repossession of the Equipment, DL may repurchase the Paper. If the Equipment is destroyed, missing or rendered unsaleable by any cause covered by the relevant insurance policy Terminal shall make a claim under such policy. Any monies received in respect of such claims shall be paid to DL up to an amount equal to the total of all payments made by DL to Terminal under this Agreement relating to the destroyed, missing or damaged Equipment; all such monies in excess of such amount shall be divided equally between Terminal and DL.

          As used herein, "Terminal's Repossession Expenses" shall mean (i) reasonable attorney fees incurred by Terminal in obtaining legal title to any Equipment and making the Equipment legally available for physical repossession by DL under the Paper as a result of the Customer's default, and (ii) expenses reasonably incurred by DL in taking physical possession of the Equipment and removing, insuring and transporting the Equipment to DL's facility. After delivery of the Equipment to DL's facility, DL shall undertake its remarketing obligation set forth in Section 4 below. Terminal shall notify DL of the commencement of any action to enforce its rights under any Paper and the legal counsel selected to prosecute such action. If DL objects to any such counsel, it shall have the right to purchase the applicable Paper.

4.  REMARKETING.
    -----------

     After Terminal obtains possession or the legal right to possession of the Equipment subject to any defaulted or expired Lease, DL shall forthwith, at its cost and expense, store, insure, repaid, refurbish (but not improve or upgrade beyond its original condition) and liquidate the Equipment at public or private sale on an "as is, where is" basis at the best bona fide price and terms available, which shall be subject to the prior approval of Terminal, which approval Terminal shall not unreasonably withhold or delay. DL shall not be required to incur any such expenses with respect to remarketing if DL reasonably determines that upon liquidation, the proceeds of liquidation will not exceed the cost of remarketing and liquidation. If the liquidation occurs prior to DL purchasing the Paper, then DL shall act as Terminal's agent in effecting such liquidation but only after Terminal has given proper notice of liquidation to the Customer and otherwise complied with the provisions of the Uniform Commercial Code. At Terminal's option, Terminal may participate in the conduct of such liquidation (prior to DL's purchase) to ensure legal compliance.

     Subject to Section 5, there shall be no fee or commission for liquidating the Equipment. DL shall use its best efforts to sell the Equipment, such efforts to be substantially similar to the promotional and sales efforts given by it to the sale of its other used equipment available for sale. In the event that DL does not liquidate any item of Equipment within three (3) months of the commencement of its remarketing efforts with respect thereto, then DL shall, upon Terminal's request, deliver such Equipment to Terminal, and Terminal shall thereafter use its best efforts as DL's agent to liquidate the Equipment.

5.  COMPUTATION OF LOSS, ADJUSTMENT OF REMAINING MAXIMUM LIABILITY AND REFUND
    -------------------------------------------------------------------------

     (a) DL's remaining Maximum Liability on the date hereof is Zero. DL's remaining Maximum Liability shall be increased by [*] of the principal amount (invoiced cost of Equipment) financed in connection with any Paper created by Terminal pursuant to this agreement after the date hereof, including financings of [*] provided that DL's Remaining Maximum Liability is reduced pursuant to Sections 5(b), (c), (d), (e) and (f).

     (b) As used herein, "Principal Payments" shall mean that portion of the payments made by Customer, DL, DLI, or other person to Terminal under an item of Paper, which is applied in reduction of principal under the Paper after application to accrued interest (calculated according to the Rule of 78s), late charges or other sums owing under the Paper. All Principal Payments

--------------------------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

received by Terminal with respect to any Paper which is not in default shall reduce DL's Remaining Maximum Liability by [*] of such payment. If any Paper shall be in default, DL shall not receive any credit against the Remaining Maximum Liability for payments with respect to such Paper until the liquidation of the Equipment covered by such Paper.

     (c) Upon the completion of the liquidation of the Equipment covered by any item of Paper, DL's Remaining Maximum Liability shall be reduced by the amount of all payments made by DL to bring and keep current such Paper. This reduction for payments made by DL, if any, shall be in addition to credits applicable under Sections (d) or (e) below.

     (d) If Equipment is liquidated after purchase of the applicable Paper by DL, then the amount of DL's Remaining Maximum Liability shall be reduced by the excess, if any, of the purchase price paid by DL to Terminal for such Paper above the net proceeds (net of DL's remarketing expenses incurred with respect to such liquidation, up to a maximum of [*] of the proceeds of any such liquidation) (the "Net Proceeds") obtained by DL or Terminal, as applicable, upon liquidation of the Equipment. If, on the other hand, the Net Proceeds exceed the purchase price paid by DL, then such excess, less only any surplus the Customer may be entitled to as a matter of law shall be divided equally and one-half shall be paid to each of Terminal and DL.

     (e) If Equipment is liquidated without DL having purchased the applicable Paper, then Terminal's loss shall be the amount of the excess if any, of (i) the sum of Terminal's then Book Value plus Terminal's Repossession Expenses for such Equipment over (ii) the Net Proceeds received by Terminal from DL's liquidation of the Equipment. Subject to Section 7, DL shall pay to Terminal the amount of Terminal's said loss up to the amount of the Remaining Maximum Liability within five (5) days after the liquidation along with the liquidation proceeds, and Terminal shall assign and convey to DL all Terminal's right, title and interest in the Paper and the applicable Equipment (including all rights to receive payments from Customers, guarantors, insurers or others) on an "as is, where is" basis. Upon payment thereof, the Remaining Maximum Liability shall be reduced by the amount of Terminal's loss paid by DL to Terminal. If, on the other hand, the Net Proceeds received by Terminal from the liquidation of such Equipment exceed the sum of Terminal's Book Value plus Terminal's Repossession Expenses for such Equipment, then such excess, less only any surplus the Customer may be entitled to as a matter of law, shall be divided equally and one-half shall be paid to each of Terminal and DL.

     (f) In the event that legal possession of the Equipment cannot be made by Terminal and DL is required to purchase the Paper, then DL's Remaining Maximum Liability will be reduced by the amount paid by DL to repurchase the Paper.

--------------------------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

6.  GUARANTEE.
    ---------

     Upon the purchase of any items of Paper by DL or upon DL's payment of Terminal's loss computed pursuant to Section 5(e), Terminal shall assign to DL all of Terminal's right under guarantees, insurance policies and other documents related to such Paper. All amounts received by DL from guarantors of Paper purchased by DL shall be added to the Remaining Maximum Liability upon the liquidation of such Paper, whether such amounts were received prior to or after DL's purchase of the Paper.

7.  EXHAUSTION OF REMAINING LIABILITY.
    ---------------------------------

     (a) Notwithstanding any other provision of this Agreement, it is expressly agreed and acknowledged by Terminal and DL that DL shall have no liability or obligation to make any further payment to Terminal after such time as the cumulative aggregate of all payment made by DL to Terminal under the Program or in accordance with this Agreement (for purchase of Paper, payment of Terminal's loss, payment of expenses or otherwise) shall be equal to the Maximum Liability.

          If, upon the completion of any Equipment liquidation, the then Remaining Maximum Liability is exhausted by the credits resulting from the computation upon such liquidation, then Terminal shall promptly refund to DL the amounts which, had the Remaining Maximum Liability not be exhausted, would have been applied as an additional reduction in the Remaining Maximum Liability pursuant to Section 5 with respect to the Paper whose Equipment was liquidated. Terminal shall provide DL with quarterly statements of Remaining Maximum Liability for the term of this Agreement.

     (b) If at the time of the exhaustion of the Remaining Maximum Liability there is an item of defaulted Paper which has not been liquidated and which DL has not purchased (and was not required to purchase), then until a new Remaining Maximum Liability is created, DL shall have no further obligation to keep such Paper current and all payments made by DL with respect to such Paper shall be promptly reimbursed by Terminal to DL upon liquidation of the applicable Equipment (provided there continues to be no Remaining Maximum Liability at the time of such liquidation).

     (c) Upon the exhaustion of the Remaining Maximum Liability, DL shall have no further obligation with respect to any item of Paper then in default or which thereafter goes into default under this Agreement until a new Remaining Maximum Liability is created, except that if at the time the Remaining Maximum Liability is exhausted there are one or more items of defaulted Paper which DL has previously purchased from Terminal for which the Equipment has not been liquidated, then DL shall continue to be responsible for the liquidation of same and upon such liquidation (provided there continues to be no Remaining Maximum Liability at the time of such liquidation), the amounts which DL would otherwise be entitled to as reduction in the Remaining Maximum Liability pursuant to
Section 5 shall be paid to DL by Terminal promptly after such computation.

     (d) It is recognized that the references above in subsections 7(b) and (c) to a "new" Remaining Maximum Liability are not intended to increase DL's Maximum Liability above [*] or to increase the Remaining Maximum Liability above the amount to which it is reduced pursuant to Sections 5(b), (c), (d), (e) and (f) as a result of payments received by Terminal from any source including DL.

8.  PERIODIC REVIEW.
    ---------------

     Terminal agrees to review annually the performance of Customers under the Paper and, in its sole discretion, to decrease the amount of the then Remaining Maximum Liability or increase the amount of financing Terminal is prepared to give to Customers.

9.  EXTENSIONS.
    ----------

     Terminal or its assigns shall not, without DL's prior written consent, grant any Customer extensions of time for payment, moratoria or other indulgences under the Paper. If DL does not approve, DL has the option to purchase the Paper.

10. INFORMATION.
    -----------

     DL and Terminal shall each keep the other fully informed regarding the status of any repossession or remarketing for which it is responsible, provided however, that in no event shall any failure by either party to keep the other party informed, relieve such other party of any liability hereunder.

11. ASSIGNMENT.
    ----------

     Terminal shall have the right to assign Paper issued pursuant to this Agreement and rights with respect to such Paper under this Agreement in whole or in part, which rights shall inure to the benefit of such assignee and any subsequent assignees, provided that any assignee which is a subsidiary or affiliate of Terminal shall expressly assume in writing Terminal's obligations under this Agreement. In the event of any such assignment, the references to "Terminal", "Terminal's Book Value" and the like shall be deemed to refer to such assignee, its book value and the like. DLI agrees that its acknowledgment to Terminal that a particular item of Paper constitutes Paper under this Agreement may be relied upon by an assignee to whom such Paper is ultimately assigned and such assignee shall have whatever rights and remedies (but, unless such assignee is a subsidiary or affiliate of Terminal, none of the obligations, which shall remain with Terminal) that Terminal may have hereunder with respect to such Paper. DL and DLI shall not assign this Agreement except upon the prior consent of Terminal; a merger, consolidation or other corporate combination shall not constitute an assignment by DL provided the assignee or surviving entity has a credit worthiness equal to or greater DL's and DLI's.

--------------------------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

12. THIRD PARTY CHATTEL PAPER.
    -------------------------

     It is recognized that Terminal may from time to time with the prior written consent of DL, purchase or refinance chattel paper between third persons and customers by which such third persons have purchased or financed DL Equipment from DL. Such third party chattel paper, when purchased by Terminal, shall constitute Paper under this Agreement for all purposes with the same effect as if such chattel paper was directly between Terminal and Customers and shall be included within the [*] worth of financing by Terminal described in the Agreement.

13. FINANCIAL STATEMENTS.
    --------------------

     Each party shall furnish the other unaudited semi-annual financial statements within (60) days after the end of the first six months of each fiscal year and a certified annual Financial Statement within ninety (90) days after the close of its fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles. All such financial information shall be confidential information and will not be disclosed to others by either party without the consent of the other.

14. MISCELLANEOUS.
    -------------

     (a) This Agreement constitutes the entire understanding between the parties and supersedes any prior oral or written representation or agreement. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing signed by the parties hereto.

          If any provision of the Agreement, of the application thereof to any circumstance, shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other circumstances shall not be affected thereby, but rather, shall be enforced to the greatest extent permitted by law. All headings of the Sections of this Agreement have been inserted for convenience of references only, are not to be considered a part of this agreement and shall in no way effect the interpretation of any of the provisions of this Agreement.

     (b) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenant or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more time be deemed a waiver or relinquishment of such rights or power at any other time or times.

     (c) All notices provided for herein shall be in writing and delivered personally or by certified mail return receipt requested to the parties at their addresses set forth above or such other addresses as may be designated by similar notice. Notice shall be deemed given upon such

--------------------------
* Certain confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment.

personal delivery or upon deposit with the United States Postal Service properly addressed with the proper postage affixed.

     (d) This Agreement shall be interpreted under and governed by the laws of the State of New York.

                                    Very truly yours,

                                    DISCREET LOGIC USA, INC.


                                    By:    /s/ Giovanni Tagliamonti
                                           ------------------------

                                    Name:  Giovanni Tagliamonti
                                           ------------------------

                                    Title: Corporate Controller
                                           ------------------------

                                    Date:  April 17, 1996
                                           ------------------------



                                    DISCREET LOGIC, INC.


                                    By:    /s/ Giovanni Tagliamonti
                                           ------------------------

                                    Name:  Giovanni Tagliamonti
                                           ------------------------

                                    Title: Corporate Controller
                                           ------------------------

                                    Date:  April 17, 1996
                                           ------------------------



AGREED:                             THE TERMINAL MARKETING COMPANY, INC.


                                    By:    /s/ Sanford Schneiderman
                                           ------------------------

                                    Name:  Sanford Schneiderman
                                           ------------------------

                                    Title: President
                                           ------------------------

                                    Date:  April 30, 1996
                                           ------------------------